Exhibit 21.1

SUBSIDIARIES OF PAGAYA TECHNOLOGIES LTD.

Name of Subsidiary	Jurisdiction of Organization
Pagaya Auto Loans Manager Ltd.	Cayman Islands
Pagaya Auto Loans Manager, LP	Cayman Islands
Pagaya Auto Loans Fund, LP	Cayman Islands
Pagaya Auto Loans Sub Ltd.	Cayman Islands
Pagaya Auto Loan Trust	U.S. (Delaware)
Pagaya Auto Loan Trust II	U.S. (Delaware)
Pagaya Structured Holdings II LLC	Cayman Islands
Pagaya Structured Holdings III LLC	Cayman Islands
Pagaya US Holding Company LLC	U.S. (Delaware)
Pagaya Investments US LLC	U.S. (Delaware)
Pagaya RE Management GP LLC	U.S. (Delaware)
Pagaya Smartresi F1 Feeder 1 LP	U.S. (Delaware)
Pagaya Smartresi F1 Feeder 2 LP	U.S. (Delaware)
Pagaya Smartresi F1 Feeder 3 LP	U.S. (Delaware)
Pagaya Smartresi F1 IL Feeder 2 Ltd.	Israel
Pagaya Smartresi F1 Feeder 3 Holdings LP	U.S. (Delaware)
Pagaya Smartresi F1 Feeder 3 RH LP	U.S. (Delaware)
Pagaya Smartresi F1 Feeder 2 Holdings LP	U.S. (Delaware)
Pagaya Smartresi F1 Feeder 2 BL LLC	U.S. (Delaware)
Pagaya Smartresi F1 REIT Holdings, LP	U.S. (Delaware)
Pagaya Smartresi F1 REIT LLC	U.S. (Delaware)
Pagaya Smartresi F1 Fund, LP	U.S. (Delaware)
Pagaya Smartresi F1 Fund Equity Owner II LLC	U.S. (Delaware)
Pagaya Smartresi F1 Fund Property Owner II LLC	U.S. (Delaware)
Pagaya Smartresi F1 Fund Equity Owner LLC	U.S. (Delaware)
Pagaya Smartresi F1 Fund Property Owner LLC	U.S. (Delaware)
PATH 2021-1 REIT LLC	U.S. (Delaware)
Pagaya SFR Depositor LLC	U.S. (Delaware)
Pagaya Smartresi F1 Fund Equity Owner III LLC	U.S. (Delaware)
Pagaya Smartresi F1 Fund Property Owner III LLC	U.S. (Delaware)
Pagaya Structured Holdings III LLC	Cayman Islands
Pagaya Opportunity Manager Ltd.	Cayman Islands
Pagaya Opportunity Offshore Feeder Fund I, LP	Cayman Islands
Pagaya Opportunity Master Fund Ltd.	Cayman Islands
Pagaya Funding Trust	U.S. (Delaware)
Pagaya Funding Trust II	U.S. (Delaware)

Name of Subsidiary	Jurisdiction of Organization
Pagaya Funding Trust III	U.S. (Delaware)
Pagaya Structured Holdings LLC	Cayman Islands
Pagaya Credit Opportunity Ltd	Cayman Islands
Pagaya Opportunity Onshore Feeder Fund 1, LP	U.S. (Delaware)
Pagaya Credit Opportunity LLC	U.S. (Delaware)
Pagaya Credit Opportunity Trust	U.S. (Delaware)
Pagaya Securities Holdings LLC	U.S. (Delaware)
Pagaya Securities Holdings Trust	U.S. (Delaware)
PREF 2019 LLC	U.S. (Delaware)
Pagaya Technologies US LLC	U.S. (Delaware)
Pagaya Motor Receivables Trust	U.S. (Delaware)
Pagaya Acquisition Trust	U.S. (Delaware)
Pagaya Acquisition Trust II	U.S. (Delaware)
Pagaya Acquisition Trust III	U.S. (Delaware)
Asset Acquisition Capital LLC	U.S. (Delaware)
Citrus Tree Finance LLC	U.S. (Delaware)
Pagaya US Holdings LLC	U.S. (Delaware)
PAPA Owner LLC	U.S. (Delaware)
Park Avenue Property Advisors LLC	U.S. (Delaware)
TISCo 1, LLC	U.S. (Delaware)
TISCO 2, LLC	U.S. (Delaware)
Tangent Insurance Services LLC	U.S. (Delaware)
Tangent Captive Insurance IC	U.S. (Delaware)
PLG 1 LLC	U.S. (Delaware)
PLGA LP	U.S. (Delaware)
PLG 2 LLC	U.S. (Delaware)
Rigel Merger Sub Inc.	Cayman Islands